Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO Environmental Corp. Reports First Quarter 2014 Financial Results

Achieves record gross margin and

increases quarterly dividend 20% to $0.06 per share

•	Revenue of $57.2 million for the first quarter was up 66.3%, from $34.4 million in the prior-year period.

•	Gross profit of $19.7 million (34.5% gross margin) for the first quarter was up 75.9%, from $11.2 million (32.6% gross margin) in the prior-year period.

•	Operating income of $5.5 million (9.6% operating margin) for the first quarter was up 66.6%, from $3.3 million (9.7% operating margin) in the prior-year period. Non-GAAP operating income was $8.3 million (14.5% non-GAAP operating margin) for the first quarter, up 84.4% from $4.5 million (13.4% non-GAAP operating margin) in the prior-year period.

•	Net income per diluted share of $0.12 for the first quarter was consistent with the prior-year period. Non-GAAP net income per diluted share was $0.19 for the first quarter of 2014, compared with $0.18 for the prior-year period.

•	The board of directors approved a 20% increase in the quarterly dividend to $0.06 per share.

CINCINNATI, Ohio, May 8, 2014 — CECO Environmental Corp. (NasdaqGM:CECE), a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and filtration industries, today reported its financial results for the first quarter of 2014. Results include the operations of Aarding Thermal Acoustics (“Aarding”) from the date of its acquisition on February 28, 2013 and Met-Pro Corporation (“Met-Pro”) from the date of its acquisition on August 27, 2013.

Revenue in the first quarter of 2014 was $57.2 million, up 66.3% from revenue of $34.3 million in the prior-year’s first quarter. Recent acquisitions, including Aarding and Met-Pro, contributed $25.2 million of revenue in the quarter, compared to $2.3 million in the prior-year period.

Net income was $3.0 million in the first quarter of 2014 as compared to net income of $2.2 million in the first quarter of 2013. Excluding acquisition and integration expenses, amortization and earn-out expenses, and plant, property and equipment valuation adjustments attributable to the Met-Pro acquisition, non-GAAP operating income increased 84.4% to $8.3 million from $4.5 million in the prior-year period.

Cash and cash equivalents were $19.2 million and bank debt was $82.2 million as of March 31, 2014 compared to $22.7 million and $89.1 million, respectively, as of December 31, 2013. During the first quarter of 2014, the Company repaid $7.0 million of debt and sold non-core assets for net proceeds of $4.8 million.

BACKLOG AND BOOKINGS

Total backlog at March 31, 2014 was $104.9 million as compared with $98.5 million on December 31, 2013, and $75.8 million on March 31, 2013.

Bookings were $63.6 million in the first quarter of 2014, compared with $37.6 million in the first quarter of 2013, an increase of 69.1%.

QUARTERLY DIVIDEND

On May 7, 2014, CECO’s Board of Directors approved a 20% increase in the quarterly dividend to $0.06 per share. The dividend will be paid on June 27, 2014 to all shareholders of record at the close of business on June 13, 2014. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

OPERATIONAL SUMMARY

“CECO achieved record gross and operating margins on a non-GAAP basis, in the first quarter of 2014 which is a result of our continued focus on high margin revenues, operational excellence, manufacturing optimization and overall cost control. Revenues however, were lower than expected in the quarter which was a result of timing and delayed project orders,” said Jeff Lang, Chief Executive Officer of CECO. “Since the beginning of April, we have seen improved bookings flow which combined with our strong reported backlog of $104.9 million, should result in increased organic revenues throughout the remainder of 2014. Additionally, our continuing focus on improving operating margins and cash flow provides us confidence in increasing our quarterly dividend 20%.”

Jeff Lang also commented, “We continue to realize significant benefits from our operational excellence as well as from our “One-CECO” sales initiative, which will intensify our focus on organic growth to compliment our acquisition strategy. Our efforts in China are also progressing as planned with solid bookings from many new projects in the region during the quarter. China will continue to be a priority for the CECO team. We remain excited about the growth opportunities in 2014 and beyond as we leverage our strengthened platform to drive shareholder value and grow our business.”

Jeff Lang, Chief Executive Officer, and Ed Prajzner, Chief Financial Officer, will discuss the Company’s first quarter results during a conference call scheduled for Thursday, May 8, 2014 at 8:30 a.m. EST (7:30 a.m. Central Time).

The North American toll-free number for the call is (855) 626-8629. International callers should dial (954) 320-7630. The conference code for the call is 41800671. A webcast of the live call can be either accessed at CECO’s website at https://engage.vevent.com /rt/audiostreaming~cecoenvironmentalcorp_050814

For those unable to listen to the live call, a taped replay will be available from 11:30 a.m. EST on May 8 until 11:59 p.m. EST on May 22. To access the replay, call (855) 859-2056 (North American callers) or (404) 537-3406 (international callers) and use conference code 41800671.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental technology company focused on critical solutions in the air pollution control (APC), energy and fluid handling and filtration industries. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit the it’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeffrey Lang, Chief Executive Officer

Edward Prajzner, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
(dollars in thousands, except per share data)	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$19,227	$22,661
Accounts receivable, net	43,446	44,364
Costs and estimated earnings in excess of billings on uncompleted contracts	10,373	11,110
Inventories, net	24,768	25,376
Prepaid expenses and other current assets	6,690	6,651
Prepaid income taxes	3,527	3,527
Assets held for sale	6,356	11,083

Total current assets	114,387	124,772
Property, plant and equipment, net	20,215	21,665
Goodwill	133,296	132,220
Intangible assets-finite life, net	44,746	46,813
Intangible assets-indefinite life	18,405	18,419
Deferred charges and other assets	4,758	4,647

	$335,807	$348,536

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$6,909	$9,922
Accounts payable and accrued expenses	27,611	34,356
Billings in excess of costs and estimated earnings on uncompleted contracts	12,280	13,486
Income taxes payable	2,227	1,569

Total current liabilities	49,027	59,333
Other liabilities	10,278	10,302
Debt, less current portion	75,264	79,160
Deferred income tax liability, net	29,370	29,335

Total liabilities	163,939	178,130

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 25,758,918 and 25,724,519 shares issued in 2014 and 2013, respectively	257	257
Capital in excess of par value	159,527	159,566
Accumulated earnings	13,650	11,911
Accumulated other comprehensive loss	(1,210)	(972)

	172,224	170,762
Less treasury stock, at cost, 137,920 shares in 2014 and 2013	(356)	(356)

Total shareholders’ equity	171,868	170,406

	$335,807	$348,536

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2014	2013
Net sales	$57,170	$34,361
Cost of sales	37,441	23,177

Gross profit	19,729	11,184
Selling and administrative	11,679	6,592
Acquisition and integration expenses	70	937
Amortization and earn out expenses	2,488	317

Income from operations	5,492	3,338
Other (expense) income, net	(106)	131
Interest expense	(742)	(97)

Income before income taxes	4,644	3,372
Income tax expense	1,623	1,164

Net income	$3,021	$2,208

Earnings per share:
Basic	$0.12	$0.13

Diluted	$0.12	$0.12

Weighted average number of common shares outstanding:
Basic	25,606,352	17,078,192
Diluted	26,115,512	17,774,051

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)

	Three Months Ended March 31,
(dollars in millions)	2014	2013
Gross profit as reported in accordance with GAAP	$19.7	$11.2
Gross profit margin in accordance with GAAP	34.5%	32.6%
Plant, property and equipment valuation adjustment	0.2	—

Non-GAAP gross margin	$19.9	$11.2
Non-GAAP gross profit margin	34.8%	32.6%

	Three Months Ended March 31,
(dollars in millions)	2014	2013
Operating income as reported in accordance with GAAP	$5.5	$3.3
Operating margin in accordance with GAAP	9.6%	9.7%
Plant, property and equipment valuation adjustment	0.2	—
Acquisition and integration expenses	0.1	0.9
Amortization and earn out expenses	2.5	0.3

Non-GAAP operating income	$8.3	$4.5
Non-GAAP operating margin	14.5%	13.4%

	Three Months Ended March 31,
(dollars in millions, except per share data)	2014	2013
Net income as reported in accordance with GAAP	$3.0	$2.2
Plant, property and equipment valuation adjustment	0.2	—
Acquisition and integration expenses	0.1	0.9
Amortization and earn out expenses	2.5	0.3
Tax benefit of expenses	(0.8)	(0.3)

Non-GAAP net income	$5.0	$3.1

Earnings per share:
Basic	$0.12	$0.13

Diluted	$0.12	$0.12

Non-GAAP earnings per share:
Basic	$0.20	$0.19

Diluted	$0.19	$0.18

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above, as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. Additionally, management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted share stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate Met-Pro’s operations and realize the synergies from the acquisition, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the Met-Pro acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.